Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS

FOUNDERS GRANT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into effective as of October 4, 2011 (the “Award Date”), by and between Beam Inc., a Delaware corporation (the “Company”), and [Executive] (the “Executive”). All terms capitalized but not defined shall have the meaning set forth in the Fortune Brands, Inc. 2011 Long-Term Incentive Plan (the “Plan”) unless otherwise specified in this Agreement.

1. Purpose. The purpose of this Agreement is to provide additional compensation for past and future service to the Company and its Subsidiaries in the form of a stock equivalent ownership interest to the Executive under the Plan.

2. Agreement. Subject to the terms of this Agreement, the Company hereby awards the Executive the number of Restricted Stock Units (the “RSUs”) set forth in Appendix A (the “Award”), effective as of the Award Date.

3. RSUs. Each RSU represents the right, subject to the terms and conditions of the Plan and this Agreement, to receive one (1) share of the Company’s Common Stock if and when the RSU vests. The RSUs shall be credited to a notional account (the “Account”) established and maintained for the Executive. The Account, which shall be the record of the Award under this Agreement, is solely for accounting purposes and shall not require a segregation of any Company assets.

4. Vesting of RSUs.

(a) The RSUs will become vested and payable as follows: (i) one-third of the RSUs subject to the Award on the Award Date will vest and become payable on the second anniversary of the Award Date; (ii) an additional one-third of the RSUs subject to the Award on the Award Date will vest and become payable on the third anniversary of the Award Date; and (iii) the remaining one-third of the RSUs subject to the Award on the Award Date will vest and become payable on the fourth anniversary of the Award Date; provided the Executive remains continuously employed through each such vesting date.

(b) In the event of the Executive’s death, the RSUs will become fully vested and payable on the date of such death. In the event the Executive’s termination of employment by reason of Disability, provided that the Executive has been in the continuous employ of the Company (and all Subsidiaries) for six months from the Award Date, the Executive will be treated as continuing in employment with the Company (and its Subsidiaries) and the Award shall continue to vest in accordance with the schedule contained in Section 4(a).

(c) Before any RSUs will vest under this Section 4, the Executive must satisfy such performance goals as established by the Committee with respect to Executive’s receipt of an award under this Agreement. Such performance goals may apply individually to Executive, or they may be threshold goals that must be satisfied by Beam Inc. before any Award may become vested. Any applicable performance goals will be set forth in Appendix B to this Agreement.

5. Distribution of Common Stock. To the extent an RSU becomes vested, the Company will distribute a share of Common Stock to the Executive within 2 1/2 months after the applicable vesting date of such RSU, except to the extent a delay in such distribution is required under Section 409A of the Code, as described in Section 21 of this Agreement. In the event of the Executive’s death, distribution of shares of Common Stock due under this Agreement shall be made to the appointed and qualified executor or other personal representative of the Executive to be distributed in accordance with the Executive’s will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six months after the date of the Executive’s death, then to such persons as, at the date of the Executive’s death, would be entitled to share in the distribution of the Executive’s personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportion specified in such statute. In the event of the Executive’s Disability, distribution of shares of Common Stock due under this Agreement shall be made to the Executive or the Executive’s other personal representative.

6. Termination for Other than Death or Disability. If the Executive terminates his/her employment with the Company for any reason other than death or Disability prior to the applicable vesting date, the Executive’s rights with respect to the unvested RSUs will terminate and be forfeited, and neither the Executive nor the Executive’s heirs, personal representatives, successors or assigns shall have any future rights with respect to any such RSUs.

7. Changes in Capital or Corporate Structure and Change in Control.

(a) Subject to Sections 7(b), 7(c) and 7(d), the Executive’s rights with respect to any RSUs awarded under this Agreement shall be governed by the terms and conditions of Section 12(a) of the Plan or any action taken by the Committee in accordance with Section 12(a) of the Plan.

(b) Notwithstanding any other provision hereof or in the Plan, in the event that the Executive’s employment is terminated on or after a Change in Control (i) by the Company other than for Just Cause or (ii) by the Executive for Good Reason (as such terms are defined in the Plan), all then unvested RSUs shall become nonforfeitable as of the date of the Executive’s termination of employment, all as determined by the Committee, and shall be paid to the Executive in shares of Common Stock (or the securities of the successor or acquiring entity, or its parent) or cash. Such payment shall be made within 30 days after the date of the Executive’s termination of employment; provided that if (A) the applicable Change in Control is not a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code, or (B) the Executive’s termination of employment occurs more than two years after the date of the Change in Control, then payment instead shall be made in accordance with the vesting schedule in Section 4(a).

(c) Notwithstanding any other provision hereof or in the Plan, in the event that the Executive’s principal employer is a Subsidiary that ceases to be a Subsidiary and the Company neither directly nor through an ownership interest in another company continues to maintain any ownership interest in the Subsidiary, then all then unvested RSUs shall become nonforfeitable as of the Divestiture Date (as defined in the Plan), all as determined by the Committee, and shall be paid to the Executive in shares of Common Stock (or the securities of the successor or acquiring entity, or its parent) or cash. Such payment shall be made within 30 days after the Divestiture Date; provided that if the applicable divestiture is not a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code, distribution instead shall be made in accordance with the vesting schedule in Section 4(a).

(d) Notwithstanding any other provision hereof or in the Plan, in connection with a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code (including but not limited to a “change of control event” in which the Company or a successor thereto does not irrevocably assume the Executive’s RSUs or substitute the Executive’s outstanding RSUs with an award of equal or greater value and having terms and conditions no less favorable than those applicable to the RSUs immediately prior to such event), the Company may terminate the RSUs and a portion of the RSUs (prorated for the portion of the vesting period that elapsed prior to such termination of the RSUs) shall become nonforfeitable as of the date of such termination. Payment shall be made to the Executive in shares of Common Stock or cash in accordance with Section 409A of the Code.

8. Stockholder Records. The Executive shall not have any rights of a stockholder as a result of receiving an Award under this Agreement until such shares of Common Stock have been recorded on the Company’s official stockholder records as having been issued or transferred.

9. Securities Law Requirements. The Company shall not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed, nor until there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use its best efforts to affect such listing and compliance. No fractional shares shall be delivered. The Executive may not, during any period of time that the Executive is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell shares of Common Stock acquired under this Agreement, unless the offer and sale is made pursuant to (a) an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (b) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

10. Nontransferability. RSUs awarded under this Agreement, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than (a) by the Executive to a trust for estate planning purposes, (b) by the Executive pursuant to an agreement in a marital separation or divorce proceeding, or (c) by will or by the laws of descent and distribution; and shall not be subject to execution, attachment or similar process.

11. Dividend Equivalents. The Executive shall earn dividend equivalents on all RSUs awarded under this Agreement on the date of payment of shares. Such dividend equivalents shall be equal to the cash dividends that would have been paid on the shares of Common Stock covered by such RSU had such covered shares been issued and outstanding on any cash dividend record date beginning as of the Award date and ending on the applicable vesting date. In addition, dividend equivalents shall be subject to all other rules and procedures as established by the Committee under the Plan and the vesting conditions in Section 4 above. Dividend equivalents shall be paid in cash on same date that shares of Common Stock are distributed as described in Section 5 or 7 above.

12. Voting Rights. The Executive shall not be entitled to any voting rights with respect to the Company’s Common Stock unless a RSU has vested and the share of Common Stock underlying it has been distributed to the Executive.

13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

14. Withholding. Upon any payment to the Executive of shares of Common Stock or dividend equivalents under this Agreement, Federal income and other tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by the Executive. The Company may withhold such required amounts from future paychecks to the Executive or from, if applicable, such dividend equivalents or may require that the Executive deliver to the Company the amounts to be withheld. In addition, upon any payment of shares to the Executive under this Agreement, the Executive may pay any Federal income and other tax withholding (and any state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise deliverable to the Executive, or to deliver other shares of Common Stock owned by the Executive, in either case having a fair market value (on the date that the amount of tax the Executive has elected to have withheld is to be determined) of the amount to be withheld, provided that the election shall be irrevocable and shall be subject to such rules as the Committee may adopt. For purposes of this paragraph 14, “fair market value” shall mean the average of the high and low prices reported on the New York Stock Exchange for Beam Inc. common stock on the date for which the determination is being made, or such other method of determining “fair market value” as determined by the Committee in its discretion from time to time.

15. No Limitation on the Company’s Rights. The granting of RSUs shall not in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

16. Effect on Employment. Nothing in this Agreement or in the Award shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ Executive, or as affecting in any way the right of the Company to terminate the employment of Executive at any time. This Agreement shall not in any way affect the terms and provisions of the Plan.

17. Entire Agreement and Amendment. This Agreement is the entire Agreement between the parties to it with respect to the Award of RSUs, and all prior oral and written representations are merged in this Agreement. Notwithstanding the preceding sentence, this

Agreement shall not in any way affect the terms and provisions of the Plan. This Agreement may be amended, modified or terminated only by written agreement between the Executive and the Company. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

18. Notices. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (a) overnight carrier, (b) telecopy, (c) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (d) such other method of delivery that provides a written confirmation of delivery. Notice to the Company shall be directed to:

Beam Inc.

510 Lake Cook Road

Deerfield, IL 60015-5611

Attention: General Counsel

The Company may change the person and/or address to which the Executive must give notice under this Section 18 by giving the Executive written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Executive will be directed to the Executive, or to the Executive’s executors, personal representatives or distributees, if the Executive is deceased, or the assignees of the Executive, at the Executive’s home address on the records of the Company.

19. Governing Law. The Plan and the grant of RSUs under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required. The laws of the State of Delaware shall govern the validity, interpretation, construction and performance of this Agreement, without regard to the conflict of laws principles thereof. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

20. Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully therein. If the terms of this document or the Agreement conflict with the terms of the Plan document, the Plan document will control.

21. Code Section 409A. This Agreement and the RSUs are intended to comply with the requirements of Section 409A of the Code and shall be interpreted and construed consistently with such intent. In the event the terms of this Agreement would subject the Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Executive and the Company shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to the Executive’s “termination of employment,” such term shall be deemed to refer to the Executive’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if the Executive is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Executive’s separation from service, then to the extent any amount payable to the Executive (i) is payable upon the Executive’s separation from service and (ii) under the terms of this Agreement would be payable prior to the six-month anniversary of the Executive’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the Executive’s separation from service and (b) the date of the Executive’s death.

22. Adjustments.

(a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the number and kind of shares that are subject to the Award and the option price per share immediately prior to such event will be proportionately and appropriately adjusted in accordance with the terms of the Plan.

(b) The determination of the committee of the Board of Directors of Beam administering the Plan (the “Committee”) as to the terms of any adjustment is binding and conclusive upon you and any other person who is entitled to exercise an Option subject to the Award.

23. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

BEAM INC.

By:
[EXECUTIVE]	Its:

APPENDIX A

AWARD OF RESTRICTED STOCK UNITS

Executive is awarded             Restricted Stock Units.

APPENDIX B

PERFORMANCE GOALS

If the Executive is a “covered employee” for purposes of Section 162(m) of the Code, at any time between the Award Date and October 3, 2015, the RSUs will become vested on the later of: (i) the dates specified in Section 4 of the Agreement, or (ii) the date on which the Compensation and Stock Options Committee of the Company’s Board of Directors certifies attainment of the Performance Goals, but in each case, only if the Executive remains employed through the applicable vesting dates or if the Executive terminates employment due to the Executive’s death or Disability. If the Executive’s employment terminates before any applicable vesting date under Section 4 or as provided herein due to the Executive’s death or Disability, the RSUs will vest on the date of such death or Disability, regardless of whether the Performance Goals have been satisfied. Notwithstanding any other provision of this Agreement, no RSUs subject to a performance goal shall be paid hereunder unless and until the Committee certifies the attainment of Performance Goals.

The Compensation and Stock Option Committee of Beam Inc. must certify that the Performance Goals have been attained for the Performance Period.

Cumulative Earnings Per Share (before charges/gains) for the Two-Year Period Commencing on the Award Date: $.50